Exhibit 99.1
FOR IMMEDIATE RELEASE
Media Contact:
David Nuti
Chief Financial Officer
717-730-2933
investor@amestruetemper.com
AMES TRUE TEMPER ACQUIRES ASSETS OF WEST BARROWS MIX IN AUSTRALIA
Acquisition bolsters global growth strategy
CAMP HILL, PA, August 9, 2010 — Ames True Temper, Inc., (“ATT”) a leading manufacturer of non-powered lawn and garden tools, announced today that Ames True Temper Australia Pty Ltd. (“ATT Australia”), a wholly-owned subsidiary of ATT, has completed its acquisition of certain assets of West Barrows Mix Pty Ltd. (“Westmix”), an Australia-based manufacturer and leading supplier of quality products for the hardware industry, for approximately US$12.7 million. The acquired assets include trade receivables, inventory, trade names and manufacturing assets. In addition, ATT has assumed the leases to five facilities offering manufacturing and distribution infrastructure across Australia.
“We are pleased to add great brands, such as Westmix and Kelso, to our product offering in Australia,” said Duane Greenly, president and CEO, Ames True Temper. “In addition we have acquired a broad range of quality products and country-wide distribution capabilities that significantly enhance our business base in Australia. The acquisition of these assets supports our strategy to further enhance our diverse product offerings to grow our top line sales globally and to provide bottom line value to our shareholders.”
Westmix manufactured wheelbarrows, cement mixers, hand trolleys, compactors and bricksaws prior to the closing of the transaction. ATT Australia will use the acquired assets to manufacture such products. Westmix’s net sales for the most recent twelve months ended June 30, 2010 exceeded US$16 million. ATT Australia will be headquartered in Perth, Western Australia with operations in Queensland, New South Wales, Victoria and South Australia.
About Ames True Temper®
Ames True Temper is a global provider of non-powered landscaping products that make work easier for homeowners and professionals. Headquartered in Camp Hill, Pennsylvania (near Harrisburg), the company manufactures and markets a wide variety of long-handled tools, wheelbarrows, pruning tools, garden hoses and hose reels, striking tools, snow tools, planters and lawn accessories. Ames True Temper brands are among the most recognized across their primary product categories. Its brand portfolio includes True Temper®, Ames®, UnionTools®, Garant®, Hound Dog®, Dynamic Design®, as well as the commercial offerings under the Jackson® and Razor-Back® Professional Tool brands.
On July 19, 2010, Castle Harlan Partners IV, a fund of Castle Harlan, Inc., entered into a definitive agreement to sell Ames True Temper to Griffon Corporation (“Griffon”) (NYSE:GFF)

for $542 million. Completion of the acquisition is conditioned on the satisfaction of customary closing conditions and is expected to be finalized by September 30th.
About Westmix
Westmix is Australia’s leading manufacturer of quality products for the building and construction industries. Specializing in cement mixers, wheelbarrows and hand trolleys, Westmix has grown significantly since 1972 when the company was founded by Michael Cantone.
Cautionary Statement Regarding Forward-Looking Statements
Certain information provided herein may include “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. All forward-looking statements included in this communication are based on information available to ATT on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither ATT nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond ATT’s control. These factors include ATT’s ability to successfully integrate the acquired assets with ATT’s assets and operations and other uncertainties associated with integrating a business following an acquisition. ATT undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to ATT’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.
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